THE BANK OF NEW YORK
NEW YORKS FIRST BANK  FOUNDED 1784 BY ALEXANDER
HAMILTON
101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN  DEPOSITARY  RECEIPTS

April 5, 2005

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary Shares evidenced by
American Depositary Receipts representing nonvoting preferred shares of Telesp Celular
Participacoes S.A. Form F6, Registration No.
333100644 and 3339470.

Ladies and Gentlemen:
Pursuant to Rule 424b3 under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus
Prospectus reflecting a change in the number of shares represented by each American Depositary
Share.

As required by Rule 424e, the upper right hand corner of the cover page has a reference to Rule
424b3 and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the revised form of ADR certificate.

Please contact me with any questions or
comments on 212 8154831.

Very truly yours,
Monica Vieira
Assistant Treasurer
Tel 212 8154831
Fax 212 5713050
Email: mvieiratBankofNY.com
Encl.
cc:    Paul Dudek, Esq.